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                                                            EXHIBIT 12(a)(1)(xx)
                                                                          ------
         GENERAL MOTORS VOLUNTARY EXCHANGE OFFER LETTER OF TRANSMITTAL
Shares of GM $1 2/3 par value common stock owned by you:
O
1 in certificate form:
O
2 in GM's Dividend and Cash Investment Plan or in book-entry form:
O
3 Total of O 1  and O 2  above:
O
4 Taxpayer Identification Number:
O
5 If the Taxpayer Identification Number listed above is incorrect, please provide your corrected Taxpayer Identification Number here: ________________ ___________ (Please refer to Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 and, if applicable, complete
  Box B on the back of this Letter of Transmittal)

O
6 Mark this box if you wish to tender all of your GM $12/3 par value common stock in exchange for GM Class H common stock. Please refer to Instruction I.

O
7 Mark this box if you wish to tender some, but not all, of your shares. Indicate the number of shares of GM $12/3 par value common stock you wish to tender: ___________________. Please refer to Instruction I and Instruction II.

You must mark either Box O 6  or O 7  to participate in the Exchange Offer.



O
8   Mark this box if your
    $12/3 par value common
    stock certificates
    which you wish to
    tender in the Exchange
    Offer have been lost,
    destroyed, mutilated or
    stolen. Then, complete
    Box A on the back of
    this Letter of
    Transmittal. Please
    refer to Instruction
    VI.

O
9   Mark this box to
    provide special
    issuance or delivery
    instructions for the
    shares and/or cash to
    which you may be
    entitled and complete
    pages 12 through 14,
    as applicable, of the
    Instructions to the
    Letter of Transmittal.

Under penalties of perjury, I certify that:
  (i)  The number shown in O 4
       above, or if corrected
       in O 5  above, is my
       correct Taxpayer
       Identification Number
       (or I am waiting for a
       Taxpayer Identification
       Number to be issued to
       me); and
  (ii) I am not subject to
       backup withholding
       either because I am
       exempt from backup
       withholding or I have
       not been notified by
       the Internal Revenue
       Service ("IRS") that I
       am subject to backup
       withholding as a result
       of a failure to report
       all interest or
       dividends, or the IRS
       has notified me that I
       am no longer subject to
       backup withholding.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

You must cross out (ii) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out (ii).

Required Information (Please refer to Instruction III and, if applicable, complete Box C on the back of this Letter of Transmittal):

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Signature of Owner                                 (Date)

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 Signature of Co-owner, if any                     (Date)

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     Daytime Telephone #           Evening Telephone #

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                         (Detach Form Before Mailing)

           Please read the Instructions to the Letter of Transmittal
                 (blue pamphlet) before completing this form.

By signing above:

 . I certify that I have read and understand the Instructions to the Letter of Transmittal.

 . I certify that all of the provisions set forth under "Representations, Warranties and Agreements By Tendering Stockholders" in the Instructions to the Letter of Transmittal are true and correct with respect to me or with respect to the beneficial owner of the shares tendered hereby, and that, by signing above, the tendering stockholder is making these representations and warranties to GM and agreeing to the terms and conditions of the Exchange Offer.

 . I certify that (i) I am eligible to participate in the Exchange Offer, and
  (ii) if I am tendering shares on behalf of a beneficial owner, to the best of my knowledge, such person is eligible to participate in the Exchange Offer.
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                                      Box A
      LOST, DESTROYED, MUTILATED OR STOLEN $1 2/3 PAR VALUE COMMON STOCK
                                 CERTIFICATES

 By signing the front of this Letter of Transmittal, I certify that I am the lawful owner of the shares described on the front of this Letter of Transmittal. If I have filled out the surety bond calculation below, I have made a diligent search for the certificate(s), and I have been unable to find it (them) or it (they) have been destroyed, mutilated or stolen. I hereby agree (for myself, my heirs, assigns and personal representatives), in consideration of the exchange of the shares represented by the certificate(s), to completely indemnify, protect and hold harmless SAFECO Surety Company (the "Surety"), EquiServe Trust Company, Fleet National Bank, ABN AMRO Bank N.V., General Motors and their respective affiliates (collectively, the "Obligees') from and against all losses, costs and damages which they may be subject to, or liable for, in respect to the cancellation and exchange of the certificate(s). I agree that this Letter of Transmittal is delivered to accompany Bond of Indemnity # 5926165 underwritten by SAFECO Surety Company to protect the foregoing Obligees. I agree to surrender the certificate(s) for cancellation if I find it (them) or it (they) is (are) otherwise recovered at any time.

 Surety Bond Calculation:                          X    $1.60    = $
                           -----------------------   -----------   ----------
 (Minimum Premium of $20.00)  # of Shares Lost,       Insurance       Total
                           Destroyed, Mutilated or   Premium per     Premium
                                    Stolen              Share          Due
 Please make your check (minimum amount of $20.00) payable to SAFECO Surety Company and enclose with this Letter of Transmittal. We will not be able to complete your exchange without this premium.
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          Box B                    Box C                    Box D
 Certification of Payee     Medallion Signature      Guaranteed Delivery
        Awaiting                 Guarantee            (Please refer to
        Taxpayer             (Please refer to          Instruction I)
  Identification Number      Instruction III)
    (Please refer to
     Instruction IX)
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 I certify under          For use by eligible      If tendered shares of
 penalties of perjury,    institutions only.       $1 2/3 par value
 that a Taxpayer          Place Medallion          common stock are being
 Identification Number    Guarantee in space       delivered pursuant to
 has not been issued to   below.                   a notice of guaranteed
 me, and that I mailed                             delivery, provide the
 or delivered an                                   following information.
 application to receive
 a Taxpayer
 Identification Number
 to the appropriate IRS
 Center or Social
 Security
 Administration Office
 (or I intend to mail
 or deliver an
 application in the
 near future). I
 understand that if I
 do not provide a
 Taxpayer
 Identification Number
 within 60 days, 31% of
 all reportable
 payments made to me
 thereafter will be
 withheld until I
 provide a number.

                                                                                                   -----------------------
                                                                                                    Name(s) of registered
                                                                                                          holder(s)
                                                                                                   -----------------------
                                                                                                    Date of execution of
                          -----------------------------------                                       notice of guaranteed
                          (Signature of Current Owner) (Date)                                             delivery
                                                                                                   -----------------------
                          -----------------------------------                                        Name of institution
------------------------  (Signature of Co-(Date)                                                      that guaranteed
 (Signature)      (Date)  Owner, if any)                                                                  delivery
--------------------------------------------------------------------------------------------------------------------------

 Box E--Designation of Broker: If your broker has been instrumental in this tender, provide the following information.
 Name of your brokerage firm: ________ Your brokerage account #: __________
                      (Please refer to Instruction VIII)



     If you elect to participate in the Exchange Offer and your shares of GM $1 2/3 par value common stock are held in certificate form, you must return the stock certificate(s) with your completed Letter of Transmittal and any other required documents to the address below prior to the Expiration Date.

                              ABN AMRO Bank N.V.
                 Attn. Issuing Institutions/Corporate Actions
                                    MF2020
                                 Kemelstede 2
                                 4817 ST BREDA
                                   Nederland

     Delivery of the Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Exchange Agent.

     If you send certificate(s) representing shares of $1 2/3 par value common stock tendered with the Letter of Transmittal by mail, it is recommended that you use registered mail insured for 2% of the market value ($20.00 minimum), return receipt requested.
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